Item 77c.

On February 20, 2004, a Special Meeting of
Shareholders of the Large Cap Financial Fund,
Small Cap Financial Fund, Small Cap Fund, Large
Cap Technology Fund, American Gas Index Fund,
Money Market Fund, Maryland Tax-Free Portfolio and Virginia Tax-Free Portfolio was held to approve or disapprove the following proposals.
The results of the shareholder voting are as follows:

Proposal 1: To approve or disapprove a new
Investment Advisory Agreement between the
Adviser and the respective Funds.

	Broker
		For 	Against 	Abstain 	Non-
Votes
Large Cap Financial Fund 		1,396,780
	17,856 		7,825		-
Small Cap Financial Fund 		17,040,082
	187,274 	171,448		-
Small Cap Fund 			10,193,380
	85,487		121,779		-
Large Cap Technology Fund 		603,401
	-		-		-
American Gas Index Fund		11,360,993
	342,844		282,103		-
Money Market Fund			182,512,325
	3,604,272	5,294,436	-
Maryland Tax-Free Portfolio		2,244,346
	117,145		39,347		-
Virginia Tax-Free Portfolio		1,875,471
	13,213		21,135		-

Proposal 2: To approve or disapprove an
Agreement and Plan of Reorganization which would reorganize each Fund as separate series of The FBR Funds.

	Broker
		For 	Against 	Abstain 	Non-
Votes
Large Cap Financial Fund		913,144
	19,133		8,067		482,116
Small Cap Financial Fund		9,636,347
	198,756		169,824
	7,393,878
Small Cap Fund				5,518,719
	105,068		125,423
	4,651,436
Large Cap Technology Fund		526,354
	328		-		76,719
American Gas Index Fund		8,239,368
	418,340		315,467
	3,012,766
Money Market Fund			181,478,506
	3,910,366	5,982,424	39,738
Maryland Tax-Free Portfolio		2,021,027
	106,217		60,546
	213,047
Virginia Tax-Free Portfolio		1,549,304
	28,751		17,887
	313,876

Proposal 3: To approve or disapprove new
Investment Sub-Advisory Agreements for the benefit of the Small Cap Fund, Maryland Tax-
Free Portfolio and Virginia Tax-Free Portfolio between each Fund's investment adviser and sub-adviser.

	Broker
		For 	Against 	Abstain 	Non-
Votes
Small Cap Fund				10,193,289
	85,315		122,041		-
Maryland Tax-Free Portfolio		2,230,086
	147,102		23,649		-
Virginia Tax-Free Portfolio		1,872,042
	25,580		12,196		-

Proposal 4: To approve or disapprove a
Distribution Plan pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended, for the Maryland Tax-Free Portfolio and Virginia Tax-Free Portfolio.


	Broker
		For 	Against 	Abstain 	Non-
Votes
Maryland Tax-Free Portfolio		1,972,084
	174,899		40,808
	213,047
Virginia Tax-Free Portfolio		1,509,569
	75,217		11,156
	313,876